Exhibit 10.3

FOURTH AMENDMENT TO LOAN AND SECURITY AGREEMENT AND WAIVER

This Fourth Amendment to Loan and Security Agreement and Waiver (this “Amendment”) is entered into as of October ___, 2022 by and between COMERICA BANK (“Bank”), INTERPACE BIOSCIENCES, INC., a Delaware corporation (“Parent”), INTERPACE DIAGNOSTICS CORPORATION, a Delaware corporation (“Diagnostics Corporation”), INTERPACE DIAGNOSTICS, LLC, a Delaware limited liability company (“Diagnostics” and together with Parent, and Diagnostics Corporation, the “Borrowers” and each individually a “Borrower”).

RECITALS

A. Borrowers, INTERPACE PHARMA SOLUTIONS, INC., a Delaware corporation (“Pharma Solutions” and together with Borrowers, the “Previous Borrowers”), and Bank are parties to that certain Loan and Security Agreement dated as of October 13, 2021, as it may be amended, restated, supplemented or replaced from time to time, including, without limitation, by that certain First Amendment to Loan and Security Agreement and Consent dated as of November 1, 2021, that certain Second Amendment to Loan and Security Agreement and Waiver entered into as of April 22, 2022, and that certain Third Amendment to Loan and Security Agreement and Waiver entered into as of June 13, 2022 (as amended, the “Agreement”). The parties desire to amend the Agreement and Borrowers have requested that Bank waive a certain Event of Default, all as set forth below.

B. Bank consented to the sale of certain assets of Pharma Solutions under that certain Consent Letter dated August 31, 2022, by and among Bank and Previous Borrowers.

NOW, THEREFORE, the parties agree as follows:

1. All references to “Borrowers” in the Loan Documents shall collectively refer to Parent, Diagnostics Corporation, Diagnostics, and “Borrower” shall refer to each of them individually.

2. Borrowers failed to comply with (i) Section 4.4(a) of the Agreement by failing to notify all account debtors and other parties obligated to such Borrower that all payments made to such Borrower by electronic funds transfer shall be remitted to one or more collection account(s) established and maintained by Borrowers at Bank, (ii) Section 6.6 of the Agreement (Accounts) by failing to close and have the balances of all accounts maintained outside of Bank transferred to accounts at Bank by June 30, 2022, (iii) 6.6(a) by failing to segregate collections made from Government Account Debtors from collections made from all other account debtors and customers of such Borrower (collectively, the “Covenant Violations”). Borrowers requested that Bank waive the Events of Default that occurred as a result of the Covenant Violations. Bank hereby waives the Events of Default that occurred as a result of the Covenant Violations (“Waiver”). This Waiver is specific as to content and time, shall be limited precisely as written, and shall not constitute a waiver of any other current or future default or Event of Default or breach of any covenant contained in the Agreement or the terms and conditions of any other Loan Documents. Bank expressly reserves all of its various rights, remedies, powers and privileges under the Agreement and the other Loan Documents due to any other default, Event of Default or breach not waived herein.

3. Section 4.4(a) of the Agreement is amended and restated to read in its entirety as follows:

“(a) On or before November 15, 2022, and subject to Section 6.6, each Borrower agrees to notify all account debtors and other parties obligated to such Borrower that all payments made to such Borrower by electronic funds transfer shall be remitted to one or more collection account(s) established and maintained by Borrowers at Bank (the “Collection Account”), and each Borrower shall include a like statement on all invoices. Each Borrower agrees that immediately upon an Event of Default occurring and continuing, the Obligations shall be on a “remittance basis” and each Borrower’s Collection Account(s) shall, upon the occurrence and during the continuance of an Event of Default, convert to a non-interest bearing deposit account with Bank (each a “Springing DOF Account”) to which Bank shall have exclusive access and control; provided that, upon any written waiver by the Bank of all then-outstanding Event(s) of Default in accordance with the provisions of this Agreement, each such Springing DOF Account shall promptly convert/revert to a Collection Account;”

4. Sections 6.2(i) and 6.2(ii) of the Agreement are amended and restated in their entireties as follows:

“(i) as soon as available, but in any event within thirty (30) days after the end of each calendar month, a company prepared consolidated balance sheet and income statement, and consolidated cash flow statement covering such Parent’s and its consolidated Subsidiaries’ operations during such period, prepared in accordance with GAAP, and in a form reasonably acceptable to Bank and certified by a Responsible Officer; (ii) as soon as available, but in any event within one hundred eighty (180) days after the end of Parent’s fiscal year, audited consolidated financial statements of Parent and its consolidated Subsidiaries prepared in accordance with GAAP, consistently applied, together with an opinion which is unqualified (including no going concern comment or qualification other than a qualification based on liquidity or a debt maturity date) or otherwise consented to in writing by Bank or otherwise consented to in writing by Bank on such financial statements of an independent certified public accounting firm reasonably acceptable to Bank;”

5. The first paragraph of Section 6.6 of the Agreement is amended and restated to read in its entireties as follows:

“6.6 Accounts. On or before November 15, 2022 (the “Transition Date”), all of each Borrower’s accounts maintained outside Bank shall be closed and the balances transferred to accounts at Bank and Borrowers shall thereafter maintain all of their depository, operating and investment accounts at Bank. On or before the Transition Date, the aggregate balance of all accounts not maintained at Bank shall not exceed Five Hundred Thousand Dollars ($500,000) at any time and such accounts are not required to be governed by a control agreement. Notwithstanding anything to the contrary set forth above, Borrowers must maintain accounts at Bank, including without limitation, Collection Account(s), by the Transition Date. Notwithstanding anything to the contrary set forth herein, Borrowers’ accounts at Silicon Valley Bank must be closed prior to October ___, 20221.”

6. Section 6.7(b) of the Agreement is amended and restated to read in its entirety as follows:

(b) Minimum Revenue. As of the last day of each fiscal quarter of Borrowers, Borrowers’ trailing four quarters revenue shall be no less than the amounts set forth below as of the testing periods set forth below:

Measurement Date	Minimum Revenue
December 31, 2022	$7,250,000
March 31, 2023	$17,000,000
June 30, 2023	$24,000,000
September 30, 2023	$33,000,000
December 31, 2023	$35,000,000

7. No course of dealing on the part of Bank or its officers, nor any failure or delay in the exercise of any right by Bank, shall operate as a waiver thereof, and any single or partial exercise of any such right shall not preclude any later exercise of any such right. Bank’s failure at any time to require strict performance by Borrowers of any provision shall not affect any right of Bank thereafter to demand strict compliance and performance. Any suspension or waiver of a right must be in writing signed by an officer of Bank.

1 Insert Amendment Closing Date.

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8. Unless otherwise defined, all capitalized terms in this Amendment shall be as defined in the Agreement. The Agreement, as amended hereby, shall be and remain in full force and effect in accordance with its respective terms and hereby is ratified and confirmed in all respects. Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Bank under the Agreement, as in effect prior to the date hereof.

9. Each Borrower represents and warrants that the representations and warranties contained in the Agreement are true and correct in all material respects as of the date of this Amendment except to the extent such representation or warranty expressly relates to an earlier date, and that no Event of Default has occurred and is continuing.

10. As a condition to the effectiveness of this Amendment, Bank shall have received, in form and substance satisfactory to Bank, the following:

(a) this Amendment, duly executed by Borrowers;

(b) Corporation and Limited Liability Company Resolutions and Incumbency Certification (Authority to Procure Joint Loans), duly executed by Borrowers;

(c) a Consent to Electronic Delivery of Terms and Conditions, ESign Disclosure and Consent, duly consented to by each Borrower, the subordinated creditor, and authorized signers;

(d) a nonrefundable, fully earned, amendment fee in the amount of $10,000, which may be debited from any Borrower’s accounts; and

(e) such other documents, and completion of such other matters, as Bank may reasonably request.

11. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.

INTERPACE BIOSCIENCES, INC.

By:
Name:	Thomas W. Burnell
Title:	Chief Executive Officer

INTERPACE DIAGNOSTICS CORPORATION

By:
Name:	Thomas W. Burnell
Title:	Chief Executive Officer

INTERPACE DIAGNOSTICS, LLC

By:
Name:	Thomas W. Burnell
Title:	Chief Executive Officer

COMERICA BANK

By:
Name:	Shane Merkord
Title:	Senior Vice President

[Signature Page to Fourth Amendment to Loan and Security Agreement and Waiver]